Exhibit 4.1

APPOINTMENT OF SUCCESSOR RIGHTS AGENT

AND

THIRD AMENDMENT TO SHAREHOLDERS RIGHTS AGREEMENT

This Appointment of Successor Rights Agent and Third Amendment to Shareholder Rights Agreement among Idaho General Mines, Inc., an Idaho corporation (the “Company”), Columbia Stock Transfer Company (the “Columbia”) and Registrar and Transfer Company (the “Successor Rights Agent”) is entered into effective as of the date on which the last of the Company, Columbia and the Successor Rights Agent executes this Agreement as indicated on the signature pages hereto (the “Effective Date”).

WHEREAS, the Company and Columbia, as rights agent, are party to that certain Shareholders Rights Agreement dated as of September 22, 2005, as amended from time to time (the “Rights Plan”);

WHEREAS, in addition to serving as the rights agent under the Rights Plan, Columbia previously served as the Company’s transfer agent and registrar;

WHEREAS, the Company has appointed the Successor Rights Agent as the Company’s new transfer agent and registrar and, in connection therewith, the Company desires to appoint the Successor Rights Agent as the successor rights agent under the Rights Plan to replace Columbia; and

WHEREAS, the Successor Rights Agent desires to accept such appointment and act as the rights agent under the Rights Plan as further set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.

Appointment of Successor Rights Agent.

(a)

Pursuant to Section 21 of the Rights Plan, as of the Effective Date, the Company hereby (i) removes Columbia as the rights agent under the Rights Plan and (ii) appoints Successor Rights Agent as the successor rights agent under the Rights Plan.

(b)

The Successor Rights Agent hereby accepts its appointment as the successor rights agent under the Rights Plan.

2.

Amendments to Rights Agreement.  The Rights Plan is hereby amended as follows as of the Effective Date:

(a)

Section 3(c) of the Rights Plan is hereby amended by deleting the reference to “Columbia Stock Transfer Company” and replacing it with “Registrar and Transfer Company (as successor rights agent)”.

(b)

Section 26 of the Rights Plan is hereby amended by deleting the following:

“Michelle King, President

Columbia Stock Transfer Company

Sherman Arms Commercial Center

410 Sherman Avenue, Suite 207

Coeur d’Alene, Idaho 83814”

and replacing it with the following:

“Registrar and Transfer Company

Attention:  Account Executive

10 Commerce Drive

Cranford, New Jersey 07016”

3.

Other Provisions Unchanged.  Except as expressly amended hereby, the Rights Plan shall remain in full force and effect as by its terms set forth.  Capitalized terms used but not defined herein have the meanings assigned to them in the Rights Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this agreement as of the respective date written below.

IDAHO GENERAL MINES, INC.

By:

/s/ Robert L. Russell

Robert L. Russell

Its:

President

Date:

9 Nov, 06

COLUMBIA STOCK TRANSFER COMPANY

By:

/s/ Michelle King

Michelle King

Its:

President

Date:

11/9/06

REGISTRAR AND TRANSFER COMPANY

By:

/s/ William P. Tatler

William P. Tatler

Its:

Vice President

Date:

November 10, 2006

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